Exhibit 99.1

FOR IMMEDIATE RELEASE	For information contact:
April 10, 2013	Kelly C. Clarke
(804) 727-6321

Class-Action Lawsuits Against Apple REIT Six Dismissed with Prejudice

Richmond, Va., – April 10, 2013 – Apple REIT Six, Inc. is pleased to report that a securities litigation case against the Company as well as Apple REIT Seven, Inc., Apple REIT Eight, Inc., Apple REIT Nine, Inc., Apple REIT Ten, Inc., the companies’ Boards of Directors, certain officers and related advisory companies (collectively referred to as the “Apple Parties”) has been dismissed. Motions to dismiss the Amended Consolidated Class-Action Complaint In re Apple REITs Litigation, 11-cv-02919 (EDNY Apr, 3, 2013) were granted in full and with prejudice. A United States District Judge entered a judgment in favor of the Apple Parties on Wednesday, April 3, 2013.

About Apple REIT Six, Inc.

Apple REIT Six, Inc. is a real estate investment trust (REIT) focused on the ownership of hotels that generate attractive returns for our shareholders. Our hotels operate under the Courtyard® by Marriott®, Fairfield Inn® by Marriott®, Residence Inn® by Marriott®, SpringHill Suites® by Marriott®, TownePlace Suites® by Marriott®, Marriott® Hotels & Resorts, Homewood Suites by Hilton®, Hilton Garden Inn®, Hampton Inn® and Hampton Inn & Suites® brands. The Apple REIT Six portfolio consists of 66 hotels, containing a total of 7,658 guestrooms in 18 states. Apple REIT Six is a premier real estate investment company committed to providing maximum value for our shareholders.

Disclosures

Certain statements contained in this press release other than historical facts may be considered forward-looking statements. These forward-looking statements are predictions and generally can be identified by use of statements that include phrases such as “believe,” “expect,” “anticipate,” “estimate,” “intend,” “plan,” “foresee,” “looking ahead,” “is confident,” “should be,” “will,” “predicted,” “likely” or other words or phrases of similar import. Such statements involve known and unknown risks, uncertainties, and other factors which may cause the actual results, performance, or achievements of Apple REIT Six to be materially different from future results, performance or achievements expressed or implied by such forward-looking statements. Such factors include, but are not limited to, the ability of Apple REIT Six to obtain required shareholder or other third-party approvals required to consummate the proposed merger with and into BRE Select Hotels Corp, a Delaware corporation (“BRE Select Hotels”); the satisfaction or waiver of other conditions in the merger agreement; a material adverse effect on Apple REIT Six; the outcome of any legal proceedings that may be instituted against Apple REIT Six and others related to the merger agreement; the failure to consummate debt financing arrangements set forth in a commitment letter received in connection with the merger; the ability of Apple REIT Six to implement its operating strategy; Apple REIT Six’s ability to manage planned growth; the outcome of current and future litigation, regulatory proceedings, or inquiries; changes in economic cycles; and competition within the hotel industry. Although Apple REIT Six believes that the assumptions underlying the forward-looking statements contained herein are reasonable, any of the assumptions could be inaccurate, and therefore there can be no assurance that such statements included in this press release will prove to be accurate. In light of the significant uncertainties inherent in the forward-looking statements included herein, the inclusion of such information should not be regarded as a representation by Apple REIT Six or any other person that the results or conditions described in such statements or the objectives and plans of Apple REIT Six will be achieved. In addition, Apple REIT Six’s qualification as a real estate investment trust involves the application of highly technical and complex provisions of the Internal Revenue Code. Certain factors that could cause actual results to differ materially from these forward-looking statements are listed from time to time in Apple REIT Six’s SEC reports, including, but not limited to, in the section entitled “Item 1A. Risk Factors” in the Annual Report on Form 10-K filed by Apple REIT Six with the SEC on February 26, 2013. Any forward-looking statements speak only as of the date of this news release and Apple REIT Six undertakes no obligation to update or revise any forward-looking statements, whether as a result of new developments or otherwise.

Additional Information about the Merger and Where to Find It

In connection with the proposed merger of Apple REIT Six with and into BRE Select Hotels, BRE Select Hotels filed with the U.S. Securities and Exchange Commission (the “SEC”) a registration statement on Form S-4, as amended (Registration No. 333-186090) that contains a proxy statement/prospectus. The registration statement on Form S-4, as amended, was declared effective by the SEC on March 29, 2013, and Apple REIT Six mailed the proxy statement/prospectus to its shareholders on or about April 5, 2013. BEFORE MAKING ANY VOTING OR INVESTMENT DECISIONS, INVESTORS AND SECURITY HOLDERS OF APPLE REIT SIX ARE URGED TO READ THE PROXY STATEMENT/PROSPECTUS (INCLUDING ALL AMENDMENTS AND SUPPLEMENTS THERETO) AND OTHER RELEVANT DOCUMENTS FILED WITH THE SEC BECAUSE THEY CONTAIN IMPORTANT INFORMATION ABOUT APPLE REIT SIX, BRE SELECT HOTELS AND THE MERGER. The proxy statement/prospectus and other materials containing information about the proposed transaction, and any other documents filed by Apple REIT Six and BRE Select Hotels with the SEC, may be obtained free of charge at the SEC’s web site at www.sec.gov. In addition, investors and security holders may obtain free copies of the documents filed with the SEC by Apple REIT Six by directing a written request to Apple REIT Six, Inc., 814 East Main Street, Richmond, Virginia 23219, Attention: Investor Relations.

Apple REIT Six and its executive officers and directors may be deemed to be participants in the solicitation of proxies from the security holders of Apple REIT Six in connection with the merger. Information about those executive officers and directors of Apple REIT Six and their ownership of Apple REIT Six securities is set forth in the proxy statement/prospectus filed by Apple REIT Six with the SEC on April 2, 2013. Investors and security holders may obtain additional information regarding the direct and indirect interests of Apple REIT Six and its executive officers and directors in the merger by reading the proxy statement/prospectus regarding the merger.

This communication shall not constitute an offer to sell or the solicitation of an offer to sell or the solicitation of an offer to buy any securities, nor shall there be any sale of securities in any jurisdiction in which such offer, solicitation or sale would be unlawful prior to registration or qualification under the securities laws of any such jurisdiction. No offering of securities shall be made except by means of a prospectus meeting the requirements of Section 10 of the Securities Act of 1933, as amended.

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